EXHIBIT 1.1

InterContinental Hotels Group PLC

DEBT SECURITIES

Underwriting Agreement

                 , 200

To the Representatives of the Several Underwriters named

in the respective Pricing Agreements hereinafter described

Ladies and Gentlemen:

From time to time, InterContinental Hotels Group PLC, a public limited company organized and existing under the laws of England and Wales (the “Issuer”), proposes to enter into one or more Pricing Agreements in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell, to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) the principal amount of debt securities identified in Schedule II to such Pricing Agreement (generally and, as the context may require, with respect to such Pricing Agreement, the “Securities”) to be issued pursuant to the provisions of an indenture identified in such Pricing Agreement (hereinafter called the “Indenture”), among the Issuer, Six Continents PLC, as guarantor (the “Guarantor”), and the Trustee identified in such Schedule (the “Trustee”). The Securities are to be unconditionally guaranteed pursuant to a guarantee or guarantees (the “Guarantee”) as to payment of principal, premium, if any, and interest by the Guarantor. All references herein to “this Agreement” shall be deemed to refer to this Agreement together with any applicable Pricing Agreement.

The Issuer and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (Registration No. 333-108084) including a prospectus relating to the Securities to be issued from time to time by the Issuer. The Issuer and the Guarantor also have filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), a Prospectus Supplement specifically relating to the Securities and the Guarantee (the “Prospectus Supplement”). Upon request, but not without your agreement, the Issuer and the Guarantor may also file a Rule 462(b) Registration Statement in accordance with Rule 462(b) under the Securities Act. The registration statement as amended to the date of this Agreement and any Rule 462(b) Registration Statement that becomes effective prior to the Closing Date (as defined in Article IV below) is hereinafter referred to as the “Registration Statement” and the related prospectus covering the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (including the Basic Prospectus, a “preliminary prospectus”) previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. Any reference to “Rule 462(b) Registration Statement” shall be deemed to refer to a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial Registration Statement.

I.

Each of the Issuer and the Guarantor hereby jointly and severally represents and warrants to each of the Underwriters that:

(a)	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)	(i) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, did not or will not, as the case may be, contain at the time of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as the case may be, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), (iii) the Prospectus does not or will not, as the case may be, as of the date of the Prospectus and as at the Closing Date (as defined below), contain and, as amended or supplemented, if applicable, at the time of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon information concerning any Underwriter furnished to the Issuer or the Guarantor in writing by such Underwriter through you expressly for use therein or (B) to the Statement of Eligibility of the Trustee on Form T-1 and (iv) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Securities Act and the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or incorporated by reference in the Prospectus or any further amendment or supplement thereto relating to the Securities, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)	Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

(d)	The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and the Guarantor and is a valid and legally binding agreement of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)	There has not been any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Issuer nor any of its subsidiaries has entered into any transaction or agreement (whether in the ordinary course of business) material to the Issuer and its subsidiaries taken as a whole.

(f)	The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and, if applicable, the pro forma financial information, and the related notes thereto, included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and are based upon good faith estimates and assumptions believed by the Issuer and the Guarantor to be reasonable.

(g)	The Securities have been duly authorized by the Issuer and, when executed, issued and delivered by the Issuer as contemplated by the Pricing Agreement relating to the Securities and the Indenture, the Securities will have been duly executed, authenticated, issued and delivered by the Issuer and will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)	The Guarantee has been duly authorized by the Guarantor and, when executed, issued and delivered by the Guarantor as contemplated by the Pricing Agreement with respect to the Securities and the Indenture, will constitute a valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

(i)	The applicable Pricing Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor, as applicable, and is a valid and legally binding agreement of the Issuer and, if applicable, the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)	The issue and sale of the Securities, the execution and delivery by the Issuer or the Guarantor, as the case may be, and the performance by the Issuer and the Guarantor of all their obligations under, the Indenture, the Pricing Agreement, the Securities and Guarantees will not (x) contravene the provisions of the Memorandum and Articles of Association or similar constituent documents of the Issuer, the Guarantor or any Significant Subsidiary (as that term is defined in Regulation S-X under the Securities Act) (y) contravene any applicable laws of the United Kingdom or the United States, including any state thereof or the District of Columbia having jurisdiction over the Issuer, the Guarantor or any Significant Subsidiary except for such contraventions as would not individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Issuer and its subsidiaries taken as a whole (z) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer, the Guarantor or any Significant Subsidiary is a party or by which the Issuer, the Guarantor or any Significant Subsidiary is bound except for such agreements the contravention of which would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Issuer and its subsidiaries taken as a whole; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuer or the Guarantor of the transactions contemplated by the Pricing Agreement, or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters.

(k)	The Issuer is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(l)	No consent, approval, authorization, order, license, registration or qualification of or with or filing with any such court or governmental agency or body having jurisdiction over the Issuer, the Guarantor, or over their respective subsidiaries is required to effect payments of principal, premium, if any, and interest on the Securities.

(m)	Each of the Issuer and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

(n)	Other than as set forth in the Prospectus, there are no legal or governmental proceedings to which the Issuer or any of its subsidiaries is a party or of which any property of the Issuer or any of its subsidiaries is the subject which individually or in the aggregate is likely to have a material adverse effect on the consolidated financial position or results of operations of the Issuer or its subsidiaries taken as a whole.

(o)	Each of the Issuer and the Guarantor is conducting its business and operations in compliance with all applicable laws and regulations and directives of governmental authorities having the force of law, except for any such failure to be in compliance which would not have a materially adverse effect on its business or financial condition.

Each Underwriter represents and agrees that:

(a)	in relation to Securities which have a maturity of one year or more and which are to be admitted to the Official List of the UK Listing Authority, it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to admission of such Securities to listing in accordance with Part VI of the Financial Services and Markets Act 2000 (the “FSMA”), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA;

(b)	in relation to Securities which have a maturity of one year or more and which are not to be admitted to the Official List of the UK Listing Authority, it has not offered or sold and, prior to the expiry of a period of six months from the Issue Date of such notes, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(d)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor.

II.

The Issuer and the Guarantor are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the applicable Pricing Agreement has become effective as in your judgment is advisable. The terms of the public offering of the Securities are set forth in the applicable Prospectus Supplement.

III.

Payment for the Securities shall be made by certified or official bank check or checks or wire transfer, as specified in the applicable Pricing Agreement, payable to the order of the Issuer in the funds specified in such Pricing Agreement at the time and place set forth in such Pricing Agreement, which date and time may be postponed by agreement between you and the Issuer or as provided in Section IX hereof. The time and date of such payment, as specified in the applicable Pricing Agreement in relation to an offering of Securities, are hereinafter referred to as the “Closing Date”.

Payment for the Securities shall be made against delivery for the respective accounts of the several Underwriters of the applicable Securities of one or more global notes (each, a “Global Note”) representing such Securities, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Issuer.

IV.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a)	The applicable Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)	Subsequent to the execution and delivery of the applicable Pricing Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to any of the Issuer’s securities by Moody’s Investors Service and Standard & Poor’s Corporation or any other nationally recognized statistical rating organization as such term is defined for purposes of Rule 436(g)(2) under the Securities Act which, at the request of the Issuer or the Guarantor, as the case may be, shall have assigned a credit rating to any of its debt securities.

(c)	There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, or any applicable Prospectus Supplement that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, after consultation with the Issuer, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus or such Prospectus Supplement.

(d)	The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Issuer and of the Guarantor to the effect set forth in clauses (b) and (c) above and to the effect that the representations and warranties of the Issuer and the Guarantor, as applicable, contained in this Agreement are true and correct as of the Closing Date and that each of the Issuer and the Guarantor shall have performed in all material respects all of its obligations to be performed hereunder or satisfied on or prior to the Closing Date. The officer signing and delivering such certificate may certify to the best of his knowledge.

(e)	You shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, United States counsel for the Issuer and the Guarantor, dated the Closing Date, to the effect that:

(i)	assuming the Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor insofar as the laws of England are concerned, it has been duly executed and delivered by the Issuer and the Guarantor; the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii)	assuming the Securities have been duly authorized, executed, authenticated, issued and delivered by the Issuer insofar as the laws of England are concerned, they have been duly executed, authenticated, issued and delivered by the Issuer and constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii)	assuming the Guarantee has been duly authorized, executed and delivered by the Guarantor insofar as the laws of England are concerned, the Guarantee has been duly executed and delivered by or on behalf of the

Guarantor and constitutes a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)	assuming this Agreement has been duly authorized, executed and delivered by the Issuer insofar as the laws of England are concerned, it has been duly executed and delivered by the Issuer and assuming this Agreement has been duly authorized, executed and delivered by the Guarantor insofar as the laws of England are concerned, it has been duly executed and delivered by the Guarantor;

(v)	assuming the applicable Pricing Agreement has been duly authorized, executed and delivered by the Issuer insofar as the laws of England are concerned, it has been duly executed and delivered by the Issuer and assuming the applicable Pricing Agreement has been duly authorized, executed and delivered by the Guarantor insofar as the laws of England are concerned, it has been duly executed and delivered by the Guarantor;

(vi)	the issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Issuer to the Underwriters pursuant to this Agreement and the applicable Pricing Agreement, do not, and the performance by the Issuer and the Guarantor of their respective obligations under the Indenture, this Agreement, the Securities and the Guarantee will not, violate any Federal law of the United States or any law of the State of New York applicable to the Issuer or the Guarantor; provided, however, that, with respect to this paragraph (v), such counsel need express no opinion with respect to Federal or state securities laws, other anti-fraud laws and fraudulent transfer laws; provided, further, that insofar as performance by the Issuer and the Guarantor of their respective obligations under the Indenture, this Agreement, the Securities and the Guarantee is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights;

(vii)	all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Issuer or the Guarantor under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Issuer and the issuance by the Guarantor of the Guarantee to the Underwriters have been obtained or made; and

(viii)	the offer and sale of Securities and the application of the proceeds thereof as described in the Prospectus, will not subject the Issuer or the Guarantor to registration under, or result in a violation of, the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and such counsel may (i) rely, without independent investigation, as to matters of English law, upon the opinion of Linklaters, English counsel to the Issuer and the Guarantor, rendered pursuant to Section V(f) and (ii) assume that any document referred to in their opinion and executed by the Issuer and the Guarantor has been duly authorized, executed and delivered pursuant to English law.

Such counsel may also state that, with your approval, they have relied as to certain matters upon certificates of the Issuer and the Guarantor and the Issuer’s and Guarantor’s officers and employees and upon information obtained from other sources believed by them to be responsible, and that they have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by them, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s duly authorized officers and that the signatures on all documents examined by them are genuine, assumptions which they have not independently verified.

Such counsel shall also state that they have reviewed the Registration Statement, the Basic Prospectus and the applicable Prospectus Supplement and participated in discussions with representatives of the Issuer and its English counsel, representatives of the accountants for the Issuer and representatives of the Underwriters and their U.S. counsel; and on the basis of the information that they gained in the course of the performance of such services, considered in the light of the experience they have gained through their practice in this field, such counsel shall confirm to the Underwriters that each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder; and nothing that has come to the attention of such counsel has caused them to believe that (a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) that, in the course of specified procedures performed by them subsequent to the effective date of the Registration Statement, the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Basic Prospectus or any Prospectus Supplement except for those made under the captions “Description of Debt Securities”, “Description of Guarantee” and “Certain Tax Considerations—United States Taxation of Debt Securities” in the Registration Statement and “Description of the Notes” and “Underwriting” in the Prospectus Supplement insofar as they relate to the provisions of documents therein described and (2) that they do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement or the Basic Prospectus or any Prospectus Supplement, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued, or as to any statement made by Linklaters with respect to English law in the Registration Statement or in documents incorporated by reference therein.

(f)	You shall have received on the Closing Date an opinion of Linklaters, English counsel for the Issuer and the Guarantor, dated the Closing Date, in substantially the form set out in Annex II.

(g)	You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering certain of the matters referred to in subparagraph (i), (ii), (iii) and (iv) and the last paragraph of clause (e) of this Section V. With respect to the last paragraph of clause (e) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

(h)	You shall have received on the date of the applicable Pricing Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance reasonably satisfactory to you, from the independent certified public accountants who have certified the financial statements of the Issuer and its subsidiaries included in the Registration Statement and the Prospectus, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

(i)	The Securities to be delivered shall have been approved for listing on the New York Stock Exchange, Inc., or another recognized stock exchange subject to official notice of issuance.

V.

In further consideration of the agreements of the Underwriters herein contained, each of the Issuer and the Guarantor jointly and severally covenants and agrees with each of the several Underwriters as follows:

(a)	To furnish you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto, but including documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)	During the period mentioned in paragraph (c) below, before amending or supplementing the Registration Statement or the Prospectus, to notify you and furnish you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)	If, during such period after the first date of the public offering of the applicable Securities as, in the opinion of your counsel, the Prospectus is required by applicable U.S. law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable U.S. law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Issuer) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus as amended or supplemented, will comply with applicable U.S. law; provided, however, that in case any Underwriter or dealer is required to deliver a Prospectus under the Securities Act in connection with the offer or sale of Securities at any time more than nine months after the Closing Date, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriter of such Securities.

(d)	To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification.

(e)	To make generally available to the Issuer’s security holders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)	To use its reasonable efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange, Inc. or another recognized stock exchange.

(g)	During the period beginning from the date hereof and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as notified promptly to the Issuer by you, and (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of in the United States any debt securities or warrants to purchase debt securities of or guaranteed by the Issuer or the Guarantor which mature more than one year after the Closing Date, and which are substantially similar to the Securities, without your prior written consent, such consent not to be unreasonably withheld.

VI.

Each of the Issuer and the Guarantor jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding on any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Issuer or the Guarantor, as the case may be, shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to the Issuer and the Guarantor in writing by any Underwriter through you expressly for use therein; provided, however, the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (if the Issuer or the Guarantor, as the case may be, shall have furnished any amendments or supplements thereto to the Underwriters), at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantor, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Issuer and the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantor to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuer and the Guarantor in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing (or by facsimile and confirmed in writing) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Lead Manager or Lead Underwriter named in the applicable Pricing Agreement in the case of parties indemnified pursuant to the second preceding paragraph and by the Issuer in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Issuer and the Guarantor and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the applicable Prospectus Supplement, bear to the aggregate public offering price of the Securities. The relative fault of the Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Issuer and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer, the Guarantor, their respective officers or directors or any other person controlling the Issuer or the Guarantor and (iii) acceptance of and payment for any of the Securities.

VII.

Any Pricing Agreement shall be subject to termination in your discretion, by notice given to the Issuer and the Guarantor, if (a) after the execution and delivery of such Pricing Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Issuer shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, after consultation with the Issuer, impracticable to market the Securities on the terms and in the manner contemplated in the Basic Prospectus and applicable Prospectus Supplement.

VIII.

This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder and under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to the applicable Pricing Agreement be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Issuer for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Issuer or the Guarantor. In any such case either you or the Issuer shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus, the Prospectus Supplement or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement or a Pricing Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement or such Pricing Agreement, or if for any reason the Issuer or the Guarantor shall be unable to perform their respective obligations under this Agreement or such Pricing Agreement, the Issuer and the Guarantor, as the case may be, severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement or such Pricing Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably and properly incurred by such Underwriters in connection with this Agreement or such Pricing Agreement or the offering contemplated hereunder or thereunder.

IX.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Issuer and the Guarantor have (a) appointed Six Continents Hotels, Inc. as their authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement that may be instituted in any state or federal court in the City, County and State of New York by any Underwriter or by any person controlling any Underwriter, (b) waive to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. Such appointment shall be irrevocable for a period of three years from and after the date hereof unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such three-year period. Each of the Issuer and the Guarantor represents to each of the Underwriters that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Issuer and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Guarantor (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor. Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter against the Issuer or the Guarantor in any competent court in England and Wales.

X.

In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or alone. All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to you as the Representatives to the address specified in the applicable Pricing Agreement; and if to the Issuer or the Guarantor shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to the address of the Issuer or the Guarantor, as the case may be, set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section VII hereof shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or the telex constituting such Questionnaire, which address will be supplied to the Issuer and the Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuer and the Guarantor and, to the extent provided in Section VII hereof, the officers and directors of the Issuer and the Guarantor and each person who controls the Issuer, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have the right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Time shall be of the essence of this Agreement.

Very truly yours, INTERCONTINENTAL HOTELS GROUP PLC

By:
Name: Title:

SIX CONTINENTS PLC

By:
Name: Title:

Accepted as of the date hereof:

[Name(s) of Representative(s)]

By:

By:

On behalf of Each of the Underwriters

ANNEX I

[Form of Pricing Agreement]

To the Representatives of the

Several Underwriters named

in Schedule I hereto

Dated:                  ,

Ladies and Gentlemen:

InterContinental Hotels Group PLC, a public limited company incorporated under the laws of England and Wales (the “Issuer”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated •, 2003 (the “Underwriting Agreement”), a copy of which is attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”), which Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Six Continents PLC, a public limited company incorporated under the laws of England and Wales (the “Guarantor”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section I of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section XII of the Underwriting Agreement and the address of the Representatives referred to in such Section XII are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, INTERCONTINENTAL HOTELS GROUP PLC

By:
Name: Title:

SIX CONTINENTS PLC

By:
Name: Title:

Accepted as of the date hereof:

[Name(s) of Representative(s)]

By:

By:

On behalf of each of the several Underwriters

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
$

Total	$

SCHEDULE II

Issuer:

InterContinental Hotels Group PLC

Guarantor:

Six Continents PLC

Title of Designated Securities:

[    %] [Floating Rate] [Zero Coupon] [Notes]

Debentures] due

Aggregate principal amount:

[$]

Price to Public:

    % of the principal amount of the Designated Securities, plus accrued interest from to [and accrued amortization, if any, from             to             ]

Purchase Price by Underwriters:

    % of the principal amount of the Designated Securities, plus accrued interest from to [and accrued amortization, if any, from              to              ]

Specified funds for payment of purchase price:

Same day funds

Method of payment:

[Certified or official bank check] [Wire transfer to account             ]

Indenture:

Indenture, dated as of •, 2003, between the Issuer, the Guarantor and JP Morgan Chase Bank, as Trustee

Maturity:

Interest Rate:

[    %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

[months and dates, commencing                 ,]

Redemption Provisions:

[No provisions for redemption]

[The Designated Securities may be redeemed, otherwise

than through the sinking fund, in whole or in part at the option of the Issuer, in the amount of [$]              or an integral multiple thereof,

[on or after                  , at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before                 ,     %, and if] redeemed during the 12-month period beginning                 ,

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling in or after                 ,         , at the election of the Issuer, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[The Securities are redeemable at the option of the Issuer upon certain changes in United Kingdom tax law.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for other changes in tax law]

[Restriction on refunding]

Sinking Fund Provisions:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire [$]              principal amount of Designated Securities on                  in each of the years              through

at 100% of their principal amount plus accrued interest][,together with [cumulative] [noncumulative] redemptions at the option of the Issuer to retire an additional [$]              principal amount of Designated Securities in the years              through at 100% of their principal amount plus accrued interest].

Extendable provisions:

[Securities are repayable on                  , [insert date and years], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be     %, and thereafter annual interest rate will be adjusted on                 ,          and to a rate not less than     % of the effective annual interest rate on U.S. Treasury obligations with         -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Securities are Floating Rate Debt Securities, insert—

Floating rate provisions:

Initial annual interest rate will be     % through          and thereafter will be adjusted [monthly] [on each                 ,         ,                  and             ] [to an annual rate of     % above the average rate for         -year [month] [securities] [certificates of deposit] issued by              and              [insert names of banks].] [and the annual interest rate [thereafter] [from              through             ] will be the interest yield equivalent of the weekly average per annum market discount rate for         -month Treasury bills plus     % of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for         -month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for         -month Treasury bills); [from              and thereafter the rate will be the then current interest yield equivalent plus     % of Interest Differential].]

Defeasance provisions:

Overallotment Option:

Time of Delivery:

Closing Location:

Names and addresses of Representatives:

Designated Representatives:

Address for Notices, etc.:

[Other Terms]:

ANNEX II

[Form of Opinion of English Counsel]

[NAME OF UNDERWRITERS]

(the “Underwriters”)

[ADDRESS]

and

JPMorgan Chase Bank as Trustee

(the “Trustee”)

[ADDRESS]

[•]

Our ref: SRRE/PDXS

Dear Sirs

InterContinental Hotels Group PLC (the “Issuer”)

U.S.$[•] [•] per cent. Notes due [•] (the “Notes”)

Guaranteed by Six Continents PLC (the “Guarantor”)

1	We have acted as English legal advisers to the Issuer and the Guarantor in connection with the issue of the Notes and we have taken instructions solely from the Issuer and the Guarantor.

2	This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. We express no opinion on matters of United States federal or state laws or the laws of any other jurisdiction.

3	For the purpose of this opinion we have examined only the documents listed and, where appropriate, defined in the Schedule to this letter. We have assumed that the Pricing Agreement, incorporating the Underwriting Agreement, the Prospectus, the Indenture and the Guarantee (together, the “Relevant Agreements”) are within the capacity and powers of, and have been validly authorised by and are binding upon, each of the respective parties thereto other than the Issuer and the Guarantor and that those documents have been or will be validly executed and delivered by the relevant parties, that each of the Relevant Agreements and the Notes is valid and binding on each party (including the Issuer and the Guarantor) under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law.

We have further assumed:

3.1	that all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures thereon or on the original thereof;

3.2	that the Board Minutes and other corporate documents are a true and complete record of the proceedings described therein and the resolutions set out in the Board Minutes remain in full force and effect without modification; and

3.3	that all applicable provisions of the Financial Services and Markets Act 2000 and any secondary legislation made under it with respect to anything done by the Underwriters in relation to the Notes in, from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity) and 21 (financial promotion)) and (where applicable) the requirements of any regulatory authority in the United Kingdom to whose supervision each of them is subject will have been complied with.

4	In our opinion:

4.1	The Issuer is a public limited company duly incorporated in England and Wales under the Companies Acts 1985 and 1989.

4.2	The results of a search at the Companies Registration Office in London on [•] 2003 revealed no order or resolution for the winding-up of the Issuer or the appointment of a liquidator, receiver, administrative receiver or administrator. It should be noted that such searches are not capable of revealing definitively whether or not a petition for winding-up or administration has been presented in a County Court or District Registry or in the High Court of Justice, and that notice of a winding-up or administration order made, or winding-up resolution passed or of the appointment of a receiver, may not be filed at the Companies Registration Office immediately.

4.3	Each of the the Issuer and the Guarantor has the corporate power to enter into and to perform its obligations under the Relevant Agreements and to issue and perform its obligations under the Notes.

4.4	The Issuer has taken all necessary corporate action to authorise the execution, delivery and performance of the Notes and the Issuer has duly executed and delivered the Notes. There is no reason insofar as English law is concerned why the obligations assumed by the Issuer under the Notes are not valid and binding obligations of the Issuer.

4.5	The Issuer has taken all necessary corporate action to authorise the execution and delivery of the Pricing Agreement, the Underwriting Agreement and the Indenture and the Issuer has duly executed and delivered each such agreement. There is no reason insofar as English law is concerned why the obligations assumed by the Issuer under each such agreement are not valid and binding upon the Issuer.

4.6	The Guarantor is a public limited company duly incorporated in England and Wales under the Companies Act 1948.

4.7	The results of a search at the Companies Registration Office in London on [•] 2003 revealed no order or resolution for the winding-up of the Guarantor or the appointment of a liquidator, receiver, administrative receiver or administrator. It should be noted that such searches are not capable of revealing definitively whether or not a petition for winding-up or administration has been presented in a County Court or District Registry or in the High Court of Justice, and that notice of a winding-up or administration order made, or winding-up resolution passed or of the appointment of a receiver, may not be filed at the Companies Registration Office immediately.

4.8	The Guarantor has the corporate power to enter into and to perform its obligations under the Relevant Agreements and to issue and perform its obligations under the Guarantee.

4.9	The Guarantor has taken all necessary corporate action to authorise the execution, delivery and performance of the Guarantee and the Guarantor has duly executed and delivered the Guarantee. There is no reason insofar as English law is concerned why the obligations assumed by the Guarantor under the Guarantee are not valid and binding obligations of the Guarantor.

4.10	The Guarantor has taken all necessary corporate action to authorise the execution and delivery of the Pricing Agreement, the Underwriting Agreement and the Indenture and the Guarantor has duly executed and delivered each such agreement. In order to ensure the legality, validity, enforceability or admissability in evidence of the Relevant Agreements it is not necessary that they be filed or recorded with any public office in the United Kingdom. There is no reason insofar as English law is concerned why the obligations assumed by the Guarantor under each such agreement are not valid and binding upon the Guarantor.

4.11	The issue by the Issuer of the Notes and compliance by the Issuer and the Guarantor with the Relevant Agreements and the consummation of the transactions therein contemplated will not conflict with or result in any violation or breach by the Issuer or the Guarantor of any provision of English law or of the Memorandum and Articles of Association of the Issuer or the Guarantor.

4.12	The submission to jurisdiction and appointment of an agent for the service of process contained in the Relevant Agreements and the Notes are valid under English law as currently in force and under current practice of the English courts at the date hereof; and any final and conclusive judgment of any state or federal court in the city and State of New York (each a “New York Court”) in respect of any legal suit, action or proceeding brought to enforce any liability of the Issuer or the Guarantor under the Relevant Agreements or the Notes in any such action or proceeding against the Issuer or the Guarantor (a “United States Judgment”) would be capable of being enforced by new proceedings in the English courts against the Issuer or the Guarantor without the necessity for a re-trial or re-examination of the matters thereby adjudicated

4.12.1	unless:

(i)	the English court is not satisfied, in accordance with its own conflict of law principles, that the foreign court had jurisdiction over the Issuer or the Guarantor (the English court will normally be so satisfied if the Issuer or the Guarantor has freely submitted to the jurisdiction of the foreign court),

(ii)	the judgment is not for a specific sum of money,

(iii)	the judgment was not final and conclusive,

(iv)	the judgment was obtained by fraud or misrepresentation,

(v)	enforcement of the judgment would be contrary to English public policy or if the proceedings in which the judgment was obtained were contrary to natural justice,

(vi)	the judgment is incompatible with an English judgment between the same parties relating to the same issues or, in some circumstances, with an earlier foreign judgment which satisfied the same criteria and is enforceable in England, or

(vii)	the proceedings were of a revenue or penal nature; and

4.12.2	provided that:

(i)	execution of an English judgment based on a judgment of a New York Court may be stayed if the New York Court’s judgment is the subject of a pending appeal or the judgment debtor is entitled to and intends to appeal against the judgment;

(ii)	in any proceedings to enforce in an English court a foreign judgment (including a United States judgment) it is open to the defendant to raise any counterclaim that he could have brought if the action had originally been brought in England unless the subject of the counterclaim was in issue and decided in the foreign proceedings; and

(iii)	(a) by virtue of the Protection of Trading Interests Act 1980, a judgment for multiple damages will not be enforceable and (b) under that Act, United Kingdom citizens and corporations and other persons carrying on business in the United Kingdom may recover sums paid under foreign judgments for multiple damages in excess of the compensation for the loss of the person in whose favour the judgment was given.

4.13	There are no consents, approvals, authorisations or orders required by the Issuer or the Guarantor from any governmental or other regulatory agencies in the United Kingdom in connection with the issue and offering of the Notes, the giving of the Guarantees and the performance by the Issuer or the Guarantor of their obligations under the Relevant Agreements and under the terms of the Notes (including effecting payments of principal, premium (if any) and interest on the Notes) provided that offers and sales in the United Kingdom by the Issuer, the Guarantor or the Underwriters (or any person acting on their behalf) of the Notes and the giving of the Guarantees are made only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

4.14	Except as disclosed in the Prospectus and subject to the qualifications and limitations set out therein, no United Kingdom taxes, levies or imposts are, as a matter of English law, required to be deducted or withheld from any payment of principal, premium (if any) or interest by the Issuer or the Guarantor in respect of the Notes or the Guarantees.

4.15	Except as disclosed in the Prospectus, no United Kingdom stamp duty is payable in connection with the issue, sale and delivery of the Notes or the giving of the Guarantees.

4.16	Each of (i) a holder in respect of Notes, if and when so entitled, and (ii) the Underwriters in respect of the Pricing Agreement and the Underwriting Agreement are entitled to sue as plaintiff in the English courts for the enforcement of its respective rights against the Issuer and the Guarantor. The Issuer and the Guarantor are not entitled to any special immunity from proceedings in England with respect to the Relevant Agreements or the Notes. The Underwriters could commence proceedings in an English court of competent jurisdiction against the Issuer or the Guarantor in connection with the Pricing Agreement and the Underwriting Agreement and the Trustee could commence proceedings in an English court of competent jurisdiction against the Issuer or the Guarantor in connection with the Indenture and such English court would accept jurisdiction over any such proceedings unless the Issuer or the Guarantor objected to the bringing of those proceedings on the grounds of forum non conveniens and the court upheld that objection. The English courts will recognise and give effect to the choice of the laws of the State of New York as the governing law of the Notes and the Relevant Agreements. Accordingly, under the principles of English conflicts of laws the existence and validity of the contract, and any term thereof (except as provided in the preceding sentence), between the parties is a matter of New York law.

4.17	The statement under “Enforceability of Certain Civil Liabilities” contained in the Prospectus relating to enforceability of judgments, insofar as such statement describes legal matters, documents or proceedings under the laws of England, is a statement which is accurate in all material respects; and the statements contained in the Prospectus Supplement under the caption “Certain Tax Considerations”, insofar as such statements describe matters of United Kingdom taxation law and matters relating to the U.S.-U.K. Estate Tax Treaty are accurate in all material respects and under English law and practice in relation to prospectuses fairly present the information called for with respect to such matters of United Kingdom taxation law for an offering of the Notes to United States investors.

5	The term “valid and binding” as used above means that the obligations assumed by the relevant party are of a type which the English courts enforce and they do not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms and the term “enforceable” does not mean that the relevant judgment will necessarily be enforced in all circumstances. In particular:

5.1	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

5.2	enforcement may be limited by general principles of equity—for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

5.3	claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim;

5.4	where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws of that jurisdiction;

5.5	a provision in an agreement may be unenforceable if it amounts to a penalty under English law; and

5.6	an English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court or where the court itself has made an order for costs.

6	This opinion is subject to the following:

6.1	Any certificate, determination, notification, opinion, minute or the like might be held by an English court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreements to the contrary.

6.2	Save to the limited extent specified in paragraph 4.17, we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion contained in the Prospectus or that no material facts have been omitted from it.

6.3	So far as they relate to United Kingdom stamp duties, any undertakings or indemnities given by the Issuer or the Guarantor may be void under section 117 of the Stamp Act 1891.

6.4	We express no opinion as to the compliance or otherwise with the financial limitations on borrowings or covenants by the Issuer or the Guarantor contained in the Articles of Association of the Issuer or the Guarantor.

7	This opinion is given on the basis that, since the date of certification or issue, there has been, and there will be, no amendment to, or termination or replacement of, the documents referred to in the Schedule to this opinion and on the basis of English law in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

8	This opinion is addressed to you solely for your benefit and solely in connection with the issue of the Notes. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours faithfully

Linklaters

SCHEDULE

1	Pricing Agreement dated [•] 2003 between the Issuer, the Guarantor and the Underwriters (the “Pricing Agreement”), incorporating the terms of the Underwriting Agreement (the “Underwriting Agreement”) set out in Annex 1 to the Pricing Agreement.

2	Indenture (the “Indenture”) dated [•] 2003 between the Issuer, the Guarantor and the Trustee.

3	A specimen copy of the Notes.

4	A specimen copy of the Guarantee.

5	A copy of the Memorandum and Articles of Association of the Issuer.

6	A copy of the Memorandum and Articles of Association of the Guarantor.

7	A certified extract from the Minutes of a Meeting of the Board of Directors of the Issuer held on 17 June 2003 and a copy of the Minutes of a Meeting of a Committee of the Board of Directors held on 11 August 2003 (the “Issuer Minutes”).

8	A copy of the minutes of a meeting of the Board of Directors of the Guarantor held on 11 August 2003 (together with the Issuer Minutes, the “Board Minutes”).

9	Prospectus dated [•] 2003 and a Prospectus Supplement dated [•] 2003 (the “Prospectus Supplement”) (together, the “Prospectus”).

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